MISCELLANEOUS PROFORMAS
MICROSOURCE ONLINE
                                   Audited 2002    Proforma - 2003    Proforma - 2004    Proforma - 2005
                                   ------------    ---------------    ---------------    ---------------
Total sales                               9,000          9,587,100        131,841,486        323,682,972

Net Income                                    -          1,794,189         33,868,033        104,092,893

Net margin                                   0%                19%                26%                32%

EBITDA                                        -          3,778,035         73,986,479        186,692,953

EBITDA as a %                                 -                39%                56%                58%

Current ratio                                 -               4.82               9.65               6.24

Accounts receivable turnover                  -                6.0                6.0                6.0

Accounts receivable in days                   -                 61                 61                 61

Total assets                                146         12,853,484        304,377,441        442,348,658

Sales turnover                                -                0.7                0.2                0.5

Debt (long term)                              -                  -                  -                  -

Shareholder loan                              0                  0                  0                  0

Common stock                                  1            101,641            502,224            502,224

Contributed Surplus                           -         10,445,762        250,394,908        250,394,908

Retained earnings                             -            959,300         34,827,333        138,920,226

Total equity                           -287,482         11,506,703        285,724,465        389,817,358

Debt to equity                            $   -               $  -               $  -                $ -

Return on assets (ROA)                     0.0%              14.0%              11.1%              23.5%

Return on equity (ROE)                     0.0%              15.6%              11.9%              26.7%

Return on assets (ROA) - EBITDA            0.0%              29.4%              24.3%              42.2%

Return on assets (ROE) - EBITDA            0.0%              32.8%              25.9%              47.9%

Number of distributors                        -                150              1,000              2,000

Fee for distributors per month                -           $1000.00          $1,000.00          $1,000.00

Number of VARs                                -             33,000            100,000            200,000

Fee for VARs per month                        -               $  -             $50.00             $50.00

Transaction base                              -       $165,000,000     $3,000,000,000    $12,000,000,000

Transaction rate                              -               0.0%               1.0%               1.0%

Revenue per distributor per
year                                          -         $1,800,000        $12,000,000        $24,000,000

Revenue per VAR                               -               $  -         $5,000,000        $10,000,000

Manufacturers                                 -                100              1,000              2,000

Revenue per Manufacturers                     -            $24,000            $24,000            $24,000

PROJECTED USE OF PROCEEDS

MICROSOURCE ONLINE
FINANCIAL MODEL

4-Apr-02

Accounts receivable turnover                               6
Accounts receivable in days                                61
USE OF PROCEEDS

START UP COSTS                                             PHASE 1 - YR 1      PHASE 2 - YR
                                                           Private             2
                                                           Placement           Public Market
                                                           --------------      -------------
Office set up                                              500,000             3,000,000
Computers                                                  1,000,000           25,000,000
Legal and other professional fees (non-operating           750,000             2,000,000
costs)
Technology development                                     1,500,000           70,000,000
Initial development of web site                            750,000             2,500,000
Web server                                                 1,000,000           2,400,000
Phone system                                               100,000             600,000
Wages: re set up and operating                             1,000,000           40,0000,000
Network installations                                      500,000             4,000,000
T3 connection                                              300,000             1,200,000
Other                                                      100,000             30,000,000
Net asset fund                                             2,500,000           60,000,000
---------------                                            ---------           ----------
                                                           10,000,000          240,700,000
                                                           ----------          -----------
DEBT                                                       -                   -
REPAYMENT/RATE                                        10    10%
EQUITY                                                     9,999,996           240,350,000
                                                     NBV
Capital assets, opening                                    146                 6,360,000        124,376,000
Purchase - Capital assets                                  7,950,000           100,700,000      -
Capitalization - EDI                                       -                   50,000,000       50,000,000
--------------------                                                           ----------       ----------
                                                           7,950,000           157,060,000      174,376,000
                                                           ---------           -----------      -----------
Amortization                                         40%   1,590,000           32,684,000       59,750,400
------------                                         ---   ---------           ----------       ----------
NBV END OF YEAR                                            6,360,000           124,376,000      114,625,600
---------------                                            ---------           -----------      -----------

PROJECTED USE OF PROCEEDS (cont.)
SOURCES AND USE OF CASH
                                            Proforma - 2003   Proforma - 2004   Proforma - 2005
                                            ---------------   ---------------   ---------------

Net income                                        1,794,189        33,868,033       104,092,893

Amortization                                      1,590,000        32,684,000        59,750,400

                                                  3,384,189        66,552,033        59,750,400

Accounts receivable                              (1,597,850)      (20,375,731)      (31,973,581)

Prepaid                                             (25,000)          (25,000)          (25,000)

Accounts payable and accrued liabilities            665,307        10,265,178        18,463,110

Income tax                                          393,846         7,040,600        15,415,214

                                                  2,820,492        63,457,080       165,723,038

Capital asset purchase                           (7,950,000)     (150,700,000)     (500,000,000)

Financing                                                 -                 -                 -

Debt repayment                                            -                 -                 -

Equity financing                                  9,999,996       240,350,000                 -

                                                  2,049,996        89,650,000      ( 50,000,000)

Increase in cash during the year                  4,870,488       153,107,080       115,723,038

Opening cash                                            146         4,870,780       157,977,860

Ending cash                                       4,870,780       157,977,860       273,700,898

PROFORMA BALANCE SHEET
MICROSOURCE ONLINE
PROFORMA BALANCE SHEET
4-Apr-02

                         Audited 2002    Proforma - 2003    Proforma - 2004    Proforma - 2005
                         ------------    ---------------    ---------------    ---------------
Current
Cash                              146          4,870,634        157,977,860        256,700,898

Accounts receivable                 -          1,597,850         21,973,581         53,947,160

Prepaid expenses                    -             25,000             50,000             75,000

Total current assets              146          9,493,484        180,001,441        327,723,058
Capital assets                    NIL          6,360,000        124,376,000        114,625,600

                                  146         12,853,484        304,377,441        442,348,658

Current

Bank indebtedness                   -                  -                  -                  -
Accounts payable and
accrued liabilities           287,628            952,935         11,218,530         29,681,640

Income tax payable                  -            393,846          7,434,446         22,849,660
Current portion of
long term debt                      -                  -                  -                  -
Total current
liabilities                   287,628          1,346,781         18,652,976         52,531,300

Long term debt                      -                  -                  -                  -
Due to shareholder                  -                  -                  -                  -

Contributed Surplus           462,432         10,445,762        230,394,908        230,394,908
Capital stock                  84,975            101,641            502,224            502,224
Retained earnings
(Deficit)                    (834,889)           959,300         34,827,333        138,920,226
                                              12,853,484        304,377,441        442,348,658

PROFORMA INCOME STATEMENTS

MICROSOURCE ONLINE
THREE YEAR PROFORMA

4-Apr-02
                             Variables    Proforma - 2003    Proforma - 2004    Proforma - 2005
                             ---------    ---------------    ---------------    ---------------
REVENUE MODEL

Number of distributors                                150              1,000              2,000

Number of VARS                                     33,000            100,000            200,000

Number of manufacturers                               100              1,000              2,000

Broadcasting fee                                  877,100          5,841,486         11,682,972

Transaction base                              165,000,000      3,000,000,000     12,000,000,000

SALES                                           9,587,100        131,841,486        323,682,972

Advertising and
promotion                        10.0%            383,484         13,184,149         32,368,297

Amortization                                    1,590,000         32,684,000         59,750,400

Bad Debt                          1.0%             28,761          1,318,415          3,236,830

General and
Administrative                   fixed             60,000          1,000,000          1,000,000

Interest                                                -                  -                  -

Professional fees              360,000            180,000            360,000            360,000

Research and development         10.0%            331,070         13,184,149         32,368,297

Rent and related costs         500,000            360,000            720,000          1,200,000

Telephone and Internet
cost                              5.0%            180,000          6,592,074         16,184,149











                                        5



PROFORMA INCOME STATEMENTS (cont.)
                             Variables    Proforma - 2003    Proforma - 2004    Proforma - 2005
                             ---------    ---------------    ---------------    ---------------

Travel costs                    72,000            600,000          1,720,000          1,720,000

Wages and benefits               15.0%          3,685,750         19,776,220         48,552,446
TOTAL EXPENSES                                  7,399,065         90,539,007        196,740,419
                                                      77%                69%                61%

NET INCOME (LOSS)
BEFORE INCOME TAXES                             2,188,035         41,302,479        126,942,553
Tax provision (at 18.00%)                         393,846          7,434,446         22,849,660
NET INCOME (LOSS)                               1,794,189         33,868,033        104,092,893
                                                      19%                26%                32%

AMORTIZATION AS
PERCENT OF SALES                                      17%                25%                18%
INTEREST AS
PERCENT OF SALES                                       0%                 0%                 0%
TAX AS
PERCENT OF SALES                                       4%                 6%                 7%

PROFORMA EXPENSES

MICROSOURCE ONLINE
12 MONTH PROFORMA

EXPENSES
                             1st six months           2nd six months
                        Per annum    Per month    Per annum    Per month    Proforma 2004    Proforma 2005
                        ---------    ---------    ---------    ---------    -------------    -------------
WAGES

Management

President                       -            -      150,000       12,500          200,000          250,000

CEO                             -            -       90,000        7,500          120,000          150,000

CFO                             -            -       90,000        7,500          120,000          150,000

COO                             -            -       90,000        7,500          120,000          150,000

VP MARKETING                    -            -       90,000        7,500          120,000          150,000

VP PUBLIC RELATIONS             -            -       90,000        7,500          120,000          150,000

VP TECHNOLOGY                   -            -       90,000        7,500          120,000          150,000

VP HUMAN RESOURCES              -            -       90,000        7,500          100,000          120,000

                                             -      330,000       27,500        1,020,000        1,270,000

STAFF                                                     3                             8                8

AVERAGE COST                                        110,000                       127,500          158,750

Administration

Front desk (2,4,6)              -            -       40,000        3,333          120,000          192,000
Data entry
(12,24,48)                300,000       25,000      300,000       25,000          720,000        1,536,000
Junior accounting
(2,5,10)                   60,000        5,000       60,000        5,000          200,000          450,000

Controller (1,2,4)              -            -       60,000        5,000          150,000          320,000
                          360,000       30,000      460,000       38,333        1,190,000        2,498,000
STAFF                                                    17                            35               68

AVERAGE COST                                         27,059                        34,000           36,735



                                        7





Technical
IT Manager (2,4,8)              -            -            -            -          300,000          680,000
Web designer
(2,4,8)                    50,000        4,167       50,000        4,167          192,000          416,000
Database
management (2,4,8)        100,000        8,333      100,000        8,333          200,000          400,000
In-house EDI
(0,2,4)                         -            -       70,000        5,833          140,000          300,000
General system
maintenance (2,4,8)             -            -       40,000        3,333          160,000          360,000
                          150,000       12,500      150,000       12,500          992,000        2,156,000

STAFF                                                     3                            18               36

AVERAGE COST                                         50,000                        55,111           59,889

Sales

Junior
(distributor
sales) (6,12,24)          480,000       40,000      480,000       40,000          960,000        2,160,000
Junior (manuf.
Sales) (10,25,50)       1,000,000       83,333    1,000,000       83,333        2,000,000        4,500,000

Senior (8,12,24)        1,000,000       83,333    1,000,000       83,333        1,440,000        3,120,000

                        2,480,000      206,667    2,480,000      206,667        4,400,000        9,780,000

STAFF                                                    24                            49               98

AVERAGE COST                                        103,333                        89,796           99,796

TOTAL PAYROLL           2,990,000      249,167    3,420,000      285,000        7,602,000       15,704,000

PAYROLL TAX AND
BENEFITS  15.0%           448,500       37,375      513,000       42,750        1,140,300        2,355,600

                        3,438,500      286,542    3,933,000      327,750        8,742,300       18,059,600

                              2nd 6 months
                                 Per Annum    Proforma 2004    Proforma 2005
                              ------------    -------------    -------------
STAFF                                   47              110              210

AVERAGE COST                        83,681           69,109           74,781

SALES                            9,587,100      131,841,486      323,682,972

SALES PER $1 OF WAGE [1]                $1              $15              $18

WAGE AS A %                            41%               7%               6%


-------------------------
[1]
WAGES

Data entry is the most significant manpower drain, eventually EDI solution should minimize the cost.
Data entry includes several people.
The company will relay on external EDI solution, however there will be a need to have an in-house technical employee in year 2
Sales potential will be based on commissions

























                                        9